UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2023

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2023, Intelligent Bio Solutions Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representatives (the “Representative”) of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten public offering of 569,560 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and warrants (“Warrants”) to purchase 170,868 shares of Common Stock (collectively, the “Offering”). Each of the Shares will be sold in combination with an accompanying one-third Warrant. The combined purchase price for each Share and accompanying Warrant is $3.90 and the Underwriters agreed to purchase 569,560 Shares and 170,868 Warrants. All of the Shares and Warrants were sold by the Company. The Company does not intend to list the Warrants on Nasdaq or any other nationally recognized securities exchange or trading system.

The Company granted the Underwriters a 45-day option to purchase an additional 85,430 Shares and/or Warrants to purchase up to 25,629 shares of Common Stock, in any combination, at the public offering price less the underwriting discounts and commissions. On March 9, 2023, the Representative fully exercised the over-allotment option to purchase an additional 85,430 Shares and Warrants to purchase 25,629 shares of Common Stock. The Offering closed on March 10, 2023. As result of the Representative exercising the over-allotment option in full, the gross proceeds, before deducting underwriting discounts and commissions and other Offering expenses, was approximately $2.55 million. Had the over-allotment option not been exercised, the gross proceeds from the Offering would have been approximately $2.2 million, before deducting underwriting discounts and commissions and other Offering expenses. Immediately after the Offering, there will be 1,571,255 shares of Common Stock outstanding (reflecting the exercise of the over-allotment option, but assuming no exercise of the Warrants). The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Warrants have, (i) an exercise price of $3.90 per share of Common Stock, (ii) a cashless exercise option for a net number of shares of Common Stock determined according to the formula set forth in the Warrant or (iii) an alternate cashless exercise option (beginning on or after the initial exercise date), to receive an aggregate number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise and (y)1.00. Each whole warrant entitles the holder thereof to purchase 1 share of Common Stock. The Warrants are exercisable upon issuance and will expire on March 10, 2028. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

The Warrants are held in global form through DTC (or any successor depositary), and will be issued subject to the Warrant Agency Agreement, dated March 10, 2023 (the “Warrant Agency Agreement”), between the Company and Continental Stock Transfer & Trust Company, the Company’s transfer agent.

The Offering was made pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022 and subsequently declared effective on April 20, 2022 (File No. 333-264218) (the “Registration Statement”), and the base prospectus contained therein. A prospectus supplement relating to the Offering was filed with the SEC on March 9, 2023.

Under the terms of the Underwriting Agreement, the Underwriters received an underwriting discount of 8.0% to the public offering price for the Shares and Warrants. In addition, the Company agreed to pay the Representative a management fee equal to 1.0% of the aggregate gross proceeds received from the sale of the securities in the Offering and to reimburse the accountable expenses of the Representative up to a maximum of $145,000. The Company also agreed to issue to the Representative unregistered warrants (the “Representative Warrants”) to purchase 32,750 shares of common stock (or 28,478 shares of common stock without the exercise of the over-allotment option), which warrants have an exercise price of $4.875 per share (125% of the public offering price per Share and accompanying Warrant) and will terminate on March 8, 2028.

The representations, warranties and covenants contained in the Underwriting Agreement and Warrant Agency Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement and Warrant Agency Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and Warrant Agency Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Underwriting Agreement, Representative Warrant, Warrants and Warrant Agency Agreement are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement, the Form of Representative Warrant, the Form of Warrant, and Warrant Agency Agreement copies of which are filed as Exhibits 1.1, 4.1, 4.2, and 10.1 respectively, to this report and are incorporated by reference herein.

A copy of the opinion of ArentFox Schiff LLP relating to the legality of the issuance and sale of the Shares and Warrants and the shares of Common Stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Representative Warrants and shares issuable upon exercise of the Representative Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On March 7, 2023, the Company issued a press release announcing the launch of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. On March 8, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K. On March 10, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.3 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Exhibit
1.1	Underwriting Agreement, dated March 8, 2022, between Intelligent Bio Solutions Inc. and Ladenburg Thalmann & Co. Inc. as the representative of the several underwriters named therein.
4.1	Form of Representative Warrant.
4.2	Form of Warrant.
5.1	ArentFox Schiff LLP Legal Opinion.
10.1	Form of Warrant Agency Agreement.
23.1	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
99.1	Press release dated March 7, 2023.
99.2	Press release dated March 8, 2023.
99.3	Press release dated March 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2023
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer